Exhibit 99.8

[Logo of FPL Group]                     [Logo of Entergy]


Date:               December 15, 2000

For Release:        Immediate

Contacts for FPL Group:              Contacts for Entergy:
Contact person (Media)                Morgan Stewart (Media)
305-552-3888                          504-576-4238
                                      mstewa3@entergy.com

Lisa Kuzel (Investor Relations)      Nancy Morovich (Investor Relations)
561-694-4697                         504-576-5506
lisa_kuzel@fpl.com                   nmorovi@entergy.com



             FPL GROUP, ENTERGY SHAREHOLDERS APPROVE
           CREATION OF NATION'S LEADING POWER COMPANY

     JUNO BEACH, Fla. and NEW ORLEANS, La. - Shareholders of FPL Group, Inc. (NYSE: FPL) and Entergy Corporation (NYSE: ETR) today gave their approval to a proposed merger of equals that would result in one of the largest, strongest, and cleanest power companies in the nation.

     At special shareholder meetings held in New York and New Orleans, 96.9 percent of FPL Group shareholders and 98.8 percent of Entergy shareholders who cast ballots voted in favor of merging the organizations into one company that will be the nation's largest electric utility and power producer. The numbers represent 79.5 percent of FPL shares outstanding and 78.3 percent of Entergy shares outstanding.

     "Today's shareholder votes represent a very important milestone on the road to completion of this merger by the end of 2001. Our shareholders have recognized the benefits the merger will provide in bringing together the scope, scale and resources necessary for achieving competitive investor returns and growth in the rapidly changing energy marketplace," said James L. Broadhead, FPL Group chairman and chief executive officer. Broadhead will serve as chairman of the merged company.

     The merger combines two high performance cultures to create a company that will be the:

    -  #1 electric utility in the nation in size, serving more than
       6.3 million customers
    - #1 power producer with generating capacity of more than 48,000 megawatts
    -  #2 nuclear power generator with more than 10,000 megawatts.

     Broadhead said he expects the new company will have a strong balance sheet and increased cash flows due to anticipated synergies that will enable it to pursue more aggressively profitable growth opportunities.

     "This merger combines two strategically aligned, financially healthy companies into an organization that has no equal in the industry," said Entergy Chairman Robert v.d. Luft.

     Wayne Leonard, Entergy chief executive officer, added, "Both companies have divested non-core businesses and are focusing on enhancing utility operations. At the same time, both are growing their wholesale generation businesses with an emphasis on clean energy from nuclear, natural gas and renewable energy sources. Combining our assets and skills will not only enhance our ability to achieve these strategic goals, but will also create the opportunity to move to a new level as a leading energy company." Leonard will serve as president and chief executive officer of the merged company.

      In other merger-related actions, FPL Group and Entergy in a Nov. 30 filing asked the Federal Energy Regulatory Commission to approve the merger no later than June 1, 2001. Entergy has also filed for approval with various city and state regulators in Arkansas, Louisiana, Mississippi, and Texas.

     In the filings, the companies highlighted synergy opportunities from the merger. The regulated businesses should realize cost savings of $110 million to $150 million derived from eliminating duplicate corporate and administrative positions and programs, as well as procurement economies. By sharing best practices between the various subsidiary companies, FPL Group and Entergy expect to maintain or enhance system reliability and customer service. The competitive businesses expect annual cost savings and revenue enhancements of $40 million to $125 million and capital savings ranging from $50 million to $100 million. The combined company expects the merger will provide annual synergies growing from $200 million to $375 million over the first few years after closing.

     FPL Group and Entergy also will seek approval from the Nuclear Regulatory Commission, Securities and Exchange
Commission, and others prior to the targeted completion of the merger before the end of 2001.

     In a tax-free, stock-for-stock exchange, each holder of FPL Group common stock will receive 1.00 share of the new holding company for each share of FPL Group common stock, and each holder of Entergy common stock will receive 0.585 of a share of the new holding company for each share of Entergy common stock. The transaction will be immediately accretive to both companies, based on consensus security analysts' earnings estimates.
Average annual earnings per share growth for the combined company is expected to be 10 percent or more.

     Based on the number of common shares currently outstanding, FPL Group shareholders will own 57 percent of the common equity of the combined company and Entergy shareholders will own 43 percent. The new company's board of directors, which will include Broadhead and Leonard, will initially consist of 15 members, eight from FPL Group and seven from Entergy. The merged company will locate its corporate headquarters in Juno Beach, Fla., and will have its utility group headquarters in New Orleans, La. Each of the company's six utilities will continue to maintain its headquarters at its present location.

Company Information

     Entergy Corporation, with annual revenues of nearly $9 billion, is a major global energy company engaged in power production, distribution operations, and related diversified services, with more than 12,200 employees. It is also a leading provider of wholesale energy marketing and trading services. Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally and delivers electricity to about 2.5 million customers in portions of Arkansas, Louisiana, Mississippi, and Texas. Information is available on the Internet at www.entergy.com.

FPL Group, with annual revenues of more than $6 billion, is one of the nation's largest providers of electricity-related services with a generating capacity of more than 20,000 megawatts. Its principal subsidiary, Florida Power & Light, serves 3.8 million customer accounts in Florida. FPL Group employs 11,350 employees and operates in 17 states. FPL Energy, LLC, FPL Group's independent power production subsidiary, is a leader in generating electricity from clean and renewable fuels. Information is available on the Internet at www.fplgroup.com.

Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995
This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of FPL Group, Inc. and Entergy Corporation are based on current expectations that are subject to risk and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to, risks and uncertainties relating to: changes in laws or regulations, changing governmental policies and regulatory actions with respect to allowed rates of return including but not limited to return on equity and equity ratio limits, industry and rate structure, operation of nuclear power facilities, acquisition, disposal, depreciation and amortization of assets and facilities, operation and construction of plant facilities, recovery of fuel and purchased power costs, decommissioning costs, present or prospective wholesale and retail competition (included but not limited to retail wheeling and transmission costs), political and economic risks, changes in and compliance with environmental and safety laws and policies, weather conditions (including natural disasters such as hurricanes), population growth rates and demographic patterns, competition for retail and wholesale customers, availability, pricing and transportation of fuel and other energy commodities, market demand for energy from plants or facilities, changes in tax rates or policies or in rates of inflation or in accounting standards, unanticipated delays or changes in costs for capital projects, unanticipated changes in operating expenses and capital expenditures, capital market conditions, competition for new energy development opportunities and legal and administrative proceedings (whether civil, such as environmental, or criminal) and settlements and other factors. Readers are referred to FPL Group, Inc.'s and Entergy Corporation's most recent reports filed with the Securities and Exchange Commission.

                              # # #